Exhibit 10.2

TECHNOLOGY FINANCE

SCHEDULE TO
MASTER LEASE AGREEMENT

SCHEDULE NO. 1447031-003-0111071-001

LESSEE:	LESSOR:
Overstock.com, Inc.	U.S. Bank Equipment Finance, a division of U.S. Bank National Association

Address for Notices:	Address for Notices:
6350 South 3000 East	PO Box 230789
Salt Lake City, UT 84121	Portland, OR 97281-0789

THIS SCHEDULE is made as of November 16, 2015 by and between U.S. Bank Equipment Finance, a division of U.S. Bank National Association (“Lessor”) and Overstock.com, Inc. (“Lessee”), pursuant to the Master Lease Agreement dated as of November 06, 2015 between Lessee and Lessor (the “Lease”), the terms of which are incorporated herein.  The terms of the Lease and this Schedule together shall constitute a separate lease obligation of Lessee.  Capitalized terms used, but not defined, herein are used with the respective meanings specified in the Lease. The parties hereby reaffirm all of the terms, conditions, representations and warranties of the Lease except as expressly modified herein.  If any terms herein are inconsistent with the terms of the Lease, the terms hereof shall prevail.

LESSOR AND LESSEE HEREBY COVENANT AND AGREE AS FOLLOWS:

1.              The following specified equipment (the “Property”), and the licensed software, software components and/or services (the “Financed Items”) are hereby made and constituted Property and Financed Items, respectively, for all purposes pursuant to the Lease:

SEE ATTACHED EXHIBIT A

TOGETHER WITH ALL REPLACEMENTS, PARTS, REPAIRS, ADDITIONS, ACCESSIONS AND ACCESSORIES INCORPORATED THEREIN OR AFFIXED OR ATTACHED THERETO AND ANY AND ALL PROCEEDS OF THE FOREGOING, INCLUDING, WITHOUT LIMITATION, INSURANCE RECOVERIES.

2.              The Property will be installed or stored at the following address:  SEE ATTACHED EXHIBIT A

3.              The cost of the Property (“Property Cost”) and of the Financed Items (collectively, “Total Cost”) is:  $5,697,625.92

4.              The Initial Term of the Lease shall be Sixty (60) months and will begin on the Commencement Date as stated herein.

5.              The Commencement Date of the Lease is:  December 01, 2015

6.              Lessee shall owe basic rental payments, plus any applicable taxes, in advance payable as follows:  Sixty (60) Rental payments in the amount of $103,639.81 each.  The first such payment shall be due December 01, 2015 and a like payment due on the same day of each month (“Rent Payment Date”) thereafter through the end of the Initial Term.

7.              STIPULATED LOSS VALUE:  The Stipulated Loss Value of the Property shall be an amount equal to the aggregate of monthly rent remaining under the term of the Schedule, discounted at the rate of two percent (2%) per annum, plus One Dollar ($1.00), calculated from the date of the Event of Loss.

8.              TITLE PASSAGE:

(a)         Lessee is obligated to purchase the Property at the end of the Term or any renewal hereof for a purchase price of $1.00 (the “Purchase Price”) to be paid at the end of the Term.  The Purchase Price shall be deemed to be the “anticipated” residual value of the Property (as such term is used in the Lease).  The Purchase Price herein does not include any Financed Items.  Upon commencement of the Term, any ownership interest of Lessor in the Property is hereby transferred to Lessee “As Is” and “Where Is” without any express or implied representations or warranties.  Notwithstanding the foregoing, Lessor shall retain a security interest in the Property until all obligations to Lessor are satisfied.

(b)  Notwithstanding anything to the contrary in the Lease, this Schedule shall be deemed to be a conditional sales contract and Lessor is not and shall not be deemed to be the owner of the Property for any purpose.  Therefore, Lessor shall not be liable for personal property taxes assessed against the Property and shall not report the Property as taxable to the applicable taxing authorities.  As owner, Lessee shall report and remit directly to the applicable taxing authorities any and all personal property taxes assessed against the Property, in accordance with applicable law, and shall maintain proof of payment.

9.              Lessor and Lessee agree that Section 12 of the Lease entitled ‘Income Tax Indemnity’ shall NOT apply to this Schedule.

10.       PREPAYMENT:  At any time following the twelfth (12) month of the Initial Term, Lessee may prepay this Schedule, in whole but not in part, by paying to Lessor an amount equal to the sum of:  (a) all amounts currently due and owing under this Schedule; (b) the present value of all future payments to become due under this Schedule for the remaining term, discounted at the interest rate implicit in this Schedule; (c) the Purchase Price for the Property as specified in this Schedule; and (d) all applicable sales and use taxes (whether estimated or actual).

11.       At the end of the Initial Term, provided there remain no outstanding amounts owed to Lessor under the Lease, Lessor’s interest in any Financed Items shall terminate.

IN WITNESS WHEREOF, the Lessor and the Lessee have each caused this Schedule to be duly executed as of the day and year first above written.

U.S. Bank Equipment Finance, a division of U.S. Bank National Association (Lessor)		Overstock.com, Inc. (Lessee)

		By:	/s/ Robert Hughes
By:	/s/ Aimee Cessna
	Authorized Signatory	Print Name:	Robert Hughes

		Print Title:	Senior Vice President

08/15

ADDRESS FOR ALL NOTICES:

PO Box 230789

Portland, OR 97281-0789

Exhibit A

[Immaterial schedule of property omitted]